Consent of Independent Auditors




The Board of Directors and Shareholders
Aetna Balanced VP, Inc.:





We consent to the use of our report dated January 29, 1999 incorporated by reference herein on Form N-1A relating to Aetna Balanced VP, Inc. and to the references to our firm under the headings "Financial Highlights" in the prospectus and "Independent Auditors" in the statement of additional information.






                                                    /s/ KPMG LLP
                                                        KPMG LLP




Hartford, Connecticut
April 27, 1999